Exhibit 99.1

MarineMax Reports Fiscal 2025 First Quarter Results

~ December Quarter Revenue of $468.5 Million, Reflecting Challenged Retail Market Environment and Hurricane Impacts ~

~ December Quarter Net Income of $18.1 Million and Adjusted Net Income of $4.1 Million ~

~ Gross Margin of 36.2%, Up 290 Basis Points YoY, Offsetting Revenue Decline and Resulting in Nearly Flat Adjusted EBITDA ~

~ Same-Store Sales Decrease of 11% YoY ~

~ Company Reaffirms FY 2025 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida, January 23, 2025 — MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat, yacht and superyacht services company, today announced results for its fiscal 2025 first quarter ended December 31, 2024.

Fiscal 2025 First Quarter Summary

•
December quarter revenue of $468.5 million
•
Same-store sales decrease of 11%
•
Gross profit margin of 36.2%
•
Net income of $18.1 million, or diluted EPS of $0.77, reflecting, among other items, a meaningful adjustment related to contingent consideration; Adjusted diluted EPS1 of $0.17
•
Adjusted EBITDA1 of $26.1 million

CEO & President Commentary

“Our December quarter revenue and same-store sales performance reflected a combination of the soft retail environment that affected the recreational boating industry throughout 2024, and the significant disruptions caused by Hurricanes Helene and Milton,” said Brett McGill, Chief Executive Officer and President of MarineMax. “With continued uncertainty in the economy, demand remained muted for much of the quarter, resulting in lower revenue and higher inventory at quarter-end compared with our expectations.

“Despite the macroeconomic headwinds, our consolidated gross profit margin strengthened, improving 290 basis points to 36.2% from 33.3% in the first quarter of fiscal 2024,” McGill said. “The increase was attributable to the promotional environment and the mix of sales year-over year, along with meaningful contribution from our higher-margin lines of business including, our marinas, Superyacht Services, and finance and insurance operations. The expansion of our higher-margin revenue streams through strategic acquisitions and organic growth has significantly improved our margin profile over the past several years. This diversification also has enhanced our resilience to the challenges faced by the industry during periods of uncertainty, as demonstrated by our relatively stable Adjusted EBITDA despite the revenue decline.

“Consistent with our strategy, we continued our expense-reduction initiatives in the first quarter, including the divestiture or closure of three locations,” McGill said. “Maintaining a focus on cost efficiency, while

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

also keeping a strong balance sheet, will be central to our plans in fiscal 2025 as we work to enhance profitability and further strengthen our operational foundation.”

Fiscal 2025 First Quarter Results

Revenue in the fiscal 2025 first quarter decreased 11.2% to $468.5 million from $527.3 million in the comparable period of fiscal 2024, primarily attributable to lower boat sales and disruption caused by Hurricanes Helene and Milton. As a result, revenue on a comparable-store basis decreased 11% from the prior-year period, versus an increase of 4% in the first quarter of fiscal 2024 from the same period of fiscal 2023.

Gross profit decreased 3.3% to $169.7 million in the first quarter of fiscal 2025 from $175.5 million in the prior-year period. Despite lower consolidated revenue in the first quarter of fiscal 2025, gross profit margin increased 290 basis points from the prior year to 36.2%, driven by the current promotional environment and mix of sales year-over-year and increased contribution from the Company's higher-margin businesses.

Selling, general, and administrative (SG&A) expenses totaled $130.7 million, or 27.9% of revenue, in the first quarter of fiscal 2025, compared with $156.5 million, or 29.7% of revenue, for the comparable period of fiscal 2024. Excluding the change in fair value of contingent consideration, hurricane and tornado expenses, intangible amortization, restructuring expense, and transaction and other costs, Adjusted SG&A2 in the first quarter of fiscal 2025 decreased by $2.3 million, or 1.5%, to $149.4 million from $151.7 million for the same period in fiscal 2024.

Interest expense was $18.7 million, or 4.0% of revenue in the first quarter, compared with $18.4 million, or 3.5% of revenue in the prior-year period. The increase reflected higher inventory compared with the first quarter of fiscal 2024, partly offset by lower floor plan financing costs.

Net income in the fiscal 2025 first quarter was $18.1 million, or $0.77 per diluted share, compared with net income of $0.9 million, or $0.04 per diluted share, in the same period last year. Adjusted net income1 in the first quarter of fiscal 2025 was $4.1 million, or $0.17 per diluted share, compared with $4.4 million, or $0.19 per diluted share, in the prior-year period. Adjusted EBITDA1 was $26.1 million in the first quarter of fiscal 2025, compared with $26.6 million for the prior-year period.

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

2 This is a non-GAAP measure. Adjusted SG&A represents SG&A adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses and recoveries, and restructuring expense. See below in the Adjusted diluted EPS table for the excluded amounts for both periods.

Reaffirms Fiscal 2025 Guidance

Based on an ongoing assessment of the impact from Hurricanes Helene and Milton, current business conditions, retail trends and other factors, the Company continues to expect fiscal year 2025 Adjusted net income1,3 in the range of $1.80 to $2.80 per diluted share, and fiscal year 2025 Adjusted EBITDA1,3 in the range of $150 million to $180 million. These expectations do not consider or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2025 or other unforeseen events, including changes in global economic conditions.

“While economic conditions in the recreational marine industry remain challenging, we anticipate that the pace of activity improves as we move into the spring selling season,” McGill said. “Early activity at this year’s retail boat shows has been encouraging, and we believe that our position within the premium category of the segment will enable us to outperform the industry and more meaningfully grow as conditions improve.”

Conference Call Information

MarineMax will discuss its fiscal 2025 first quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest lifestyle retailer of recreational boats and yachts, as well as yacht concierge and superyacht services, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include our resiliency to our industry’s challenges, our long-term strategy, our plans in fiscal 2025, our ability to enhance profitability and further strengthen our operational foundation, the timing of an assessment of the damage caused by Hurricanes Helene and Milton, and the Company’s fiscal 2025 Adjusted net income and Adjusted EBITDA guidance. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the return to normal operations of the Company’s locations, the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory,

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

3 See “Non-GAAP Financial Measures” below for a discussion of why reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.

manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the recently acquired businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2024 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investors:	Mike McLamb
Chief Financial Officer
MarineMax, Inc.
727-531-1700

Scott Solomon
Sharon Merrill Advisors
857-383-2409
HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2024	2023
Revenue	$468,461	$527,274
Cost of sales	298,807	351,793
Gross profit	169,654	175,481

Selling, general, and administrative expenses	130,682	156,482
Income from operations	38,972	18,999

Interest expense	18,745	18,365
Income before income tax provision (benefit)	20,227	634

Income tax provision (benefit)	2,103	(211)
Net income	18,124	845

Less: Net income (loss) attributable to non-controlling interests	58	(85)
Net income attributable to MarineMax, Inc.	$18,066	$930

Basic net income per common share	$0.80	$0.04

Diluted net income per common share	$0.77	$0.04

Weighted average number of common shares used in computing net income per common share:

Basic	22,615,629	22,196,141
Diluted	23,385,374	22,809,017

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$145,010	$210,323
Accounts receivable, net	83,272	94,601
Inventories	1,035,183	876,233
Prepaid expenses and other current assets	34,958	24,864
Total current assets	1,298,423	1,206,021
Property and equipment, net	535,903	532,492
Operating lease right-of-use assets, net	142,741	140,785
Goodwill	587,967	575,850
Other intangible assets, net	38,493	38,958
Other long-term assets	30,818	32,401
Total assets	$2,634,345	$2,526,507
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,532	$43,957
Contract liabilities (customer deposits)	52,504	74,636
Accrued expenses	164,145	112,417
Short-term borrowings	795,170	664,858
Current maturities on long-term debt	33,766	33,766
Current operating lease liabilities	10,330	10,372
Total current liabilities	1,091,447	940,006
Long-term debt, net of current maturities	347,294	380,972
Noncurrent operating lease liabilities	130,489	125,550
Deferred tax liabilities, net	54,364	57,939
Other long-term liabilities	7,550	87,469
Total liabilities	1,631,144	1,591,936
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	350,138	328,955
Accumulated other comprehensive (loss) income	(1,993)	3,891
Retained earnings	796,081	740,879
Treasury stock	(150,797)	(148,656)
Total shareholders’ equity attributable to MarineMax, Inc.	993,459	925,098
Non-controlling interests	9,742	9,473
Total shareholders’ equity	1,003,201	934,571
Total liabilities and shareholders’ equity	$2,634,345	$2,526,507

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	December 31,
	2024	2023
Revenue:
Retail Operations	$468,349	$524,085
Product Manufacturing	37,938	46,128
Elimination of intersegment revenue	(37,826)	(42,939)
Revenue	$468,461	$527,274
Income from operations:
Retail Operations	$41,250	$14,806
Product Manufacturing	223	3,970
Intersegment adjustments	(2,501)	223
Income from operations	$38,972	$18,999

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	December 31,
	2024	2023
Net income attributable to MarineMax, Inc.	$18,066	$930
Transaction and other costs (1)	221	3,106
Intangible amortization (2)	1,428	1,734
Change in fair value of contingent consideration (3)	(25,817)	219
Weather expenses (recoveries)	4,968	(289)
Restructuring expense (4)	503	—
Tax adjustments for items noted above (5)	4,693	(1,259)
Adjusted net income attributable to MarineMax, Inc.	$4,062	$4,441

Diluted net income per common share	$0.77	$0.04
Transaction and other costs (1)	0.01	0.13
Intangible amortization (2)	0.06	0.08
Change in fair value of contingent consideration (3)	(1.10)	0.01
Weather expenses (recoveries)	0.21	(0.01)
Restructuring expense (4)	0.02	—
Tax adjustments for items noted above (5)	0.20	(0.06)
Adjusted diluted net income per common share	$0.17	$0.19

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented, the jurisdiction of the adjustment and before discrete items.

	Three Months Ended
	December 31,
	2024	2023
Net income attributable to MarineMax, Inc.	$18,066	$930
Interest expense (excluding floor plan)	8,401	7,756
Income tax provision (benefit)	2,103	(211)
Depreciation and amortization	11,597	10,932
Stock-based compensation expense	5,473	5,419
Transaction and other costs	221	3,106
Change in fair value of contingent consideration	(25,817)	219
Restructuring expense	503	—
Weather expenses (recoveries)	4,968	(289)
Foreign currency	542	(1,216)
Adjusted EBITDA	$26,057	$26,646

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income, “Adjusted diluted EPS,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization,” (“Adjusted EBITDA”) and “Adjusted SG&A,” which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2025 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.